                                                                    Exhibit 10.1

================================================================================

                           LOAN AND SECURITY AGREEMENT

                                  by and among

                          HUDSON RESPIRATORY CARE INC.

                                  as Borrower,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                                       and

                           WELLS FARGO FOOTHILL, INC.

                    as the Arranger and Administrative Agent

                           Dated as of October 7, 2003

================================================================================

                                TABLE OF CONTENTS

1.   DEFINITIONS AND CONSTRUCTION..............................................1
     1.1    Definitions........................................................1
     1.2    Accounting Terms..................................................36
     1.3    Code..............................................................36
     1.4    Construction......................................................36
     1.5    Schedules and Exhibits............................................37

2.   LOAN AND TERMS OF PAYMENT................................................37
     2.1    Revolver Advances.................................................37
     2.2    [Intentionally Omitted]...........................................39
     2.3    Borrowing Procedures and Settlements..............................39
     2.4    Payments..........................................................47
     2.5    Overadvances......................................................53
     2.6    Interest Rates and Letter of Credit Fee:  Rates, Payments,
            and Calculations..................................................54
     2.7    Cash Management...................................................55
     2.8    Crediting Payments................................................57
     2.9    Designated Account................................................57
     2.10   Maintenance of Loan Account; Statements of Obligations............57
     2.11   Fees..............................................................58
     2.12   Letters of Credit.................................................58
     2.13   LIBOR Option......................................................62
     2.14   Capital Requirements..............................................65
     2.15   Designated Senior Debt............................................65

3.   CONDITIONS; TERM OF AGREEMENT............................................65
     3.1    Conditions Precedent to the Initial Extension of Credit...........65
     3.2    Conditions Subsequent to the Initial Extension of Credit..........70
     3.3    Conditions Precedent to all Extensions of Credit..................70
     3.4    Term..............................................................70
     3.5    Effect of Termination.............................................71
     3.6    Early Termination by Borrower.....................................71

4.   CREATION OF SECURITY INTERESTS...........................................72
     4.1    Grant of Security Interest........................................72
     4.2    Negotiable Collateral.............................................72
     4.3    Collection of Accounts, General Intangibles, and
            Negotiable Collateral.............................................72
     4.4    Filing of Financing Statements; Commercial Tort Claims;
            Delivery of Additional Documentation Required.....................73
     4.5    Power of Attorney.................................................74
     4.6    Right to Inspect..................................................74

     4.7    Control Agreements................................................74

5.   REPRESENTATIONS AND WARRANTIES...........................................75
     5.1    No Encumbrances...................................................75
     5.2    Eligible Accounts.................................................75
     5.3    Eligible Inventory................................................75
     5.4    Equipment.........................................................76
     5.5    Location of Inventory and Equipment...............................76
     5.6    Inventory Records.................................................76
     5.7    State of Incorporation; Location of Chief Executive Office;
            FEIN; Organizational ID Number; Commercial Tort Claims............76
     5.8    Due Organization and Qualification; Subsidiaries..................76
     5.9    Due Authorization; No Conflict....................................77
     5.10   Litigation........................................................79
     5.11   No Material Adverse Change........................................79
     5.12   Fraudulent Transfer...............................................79
     5.13   Employee Benefits.................................................79
     5.14   Environmental Condition...........................................79
     5.15   Brokerage Fees....................................................80
     5.16   Intellectual Property.............................................80
     5.17   Leases............................................................80
     5.18   Deposit Accounts and Securities Accounts..........................80
     5.19   Complete Disclosure...............................................80
     5.20   Indebtedness......................................................81
     5.21   Subordinated Notes Indenture......................................81
     5.22   CFCs..............................................................81

6.   AFFIRMATIVE COVENANTS....................................................81
     6.1    Accounting System.................................................81
     6.2    Collateral Reporting..............................................81
     6.3    Financial Statements, Reports, Certificates.......................83
     6.4    Guarantor Reports.................................................85
     6.5    Returns...........................................................85
     6.6    Maintenance of Properties.........................................85
     6.7    Taxes.............................................................85
     6.8    Insurance.........................................................86
     6.9    Location of Inventory and Equipment...............................87
     6.10   Compliance with Laws..............................................87
     6.11   Leases............................................................87
     6.12   Existence.........................................................87
     6.13   Environmental.....................................................87
     6.14   Disclosure Updates................................................88
     6.15   Formation of Subsidiaries.........................................88

     6.16   Amendment of Preferred Stock......................................88

7.   NEGATIVE COVENANTS.......................................................89
     7.1    Indebtedness......................................................89
     7.2    Liens.............................................................90
     7.3    Restrictions on Fundamental Changes...............................90
     7.4    Disposal of Assets................................................90
     7.5    Change Name.......................................................90
     7.6    Nature of Business................................................91
     7.7    Prepayments and Amendments........................................91
     7.8    Change of Control.................................................91
     7.9    Consignments......................................................91
     7.10   Distributions.....................................................91
     7.11   Accounting Methods................................................91
     7.12   Investments.......................................................91
     7.13   Transactions with Affiliates......................................92
     7.14   Suspension........................................................92
     7.15   [Intentionally Omitted]...........................................92
     7.16   Use of Proceeds...................................................92
     7.17   Inventory and Equipment with Bailees..............................92
     7.18   Financial Covenants...............................................92
     7.19   Payments on Affiliate Notes.......................................93
     7.20   Limitation on Indebtedness of Unrestricted Subsidiaries...........93

8.   EVENTS OF DEFAULT........................................................94

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES...................................96
     9.1    Rights and Remedies...............................................96
     9.2    Remedies Cumulative...............................................98

10.  TAXES AND EXPENSES.......................................................98

11.  WAIVERS; INDEMNIFICATION.................................................99
     11.1   Demand; Protest; etc..............................................99
     11.2   The Lender Group's Liability for Borrower Collateral..............99
     11.3   Indemnification...................................................99

12.  NOTICES.................................................................100

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................101

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................102
     14.1   Assignments and Participations...................................102
     14.2   Successors.......................................................105

15.  AMENDMENTS; WAIVERS.....................................................105
     15.1   Amendments and Waivers...........................................105
     15.2   Replacement of Holdout Lender....................................106
     15.3   No Waivers; Cumulative Remedies..................................107

16.  AGENT; THE LENDER GROUP.................................................107
     16.1   Appointment and Authorization of Agent...........................107
     16.2   Delegation of Duties.............................................108
     16.3   Liability of Agent...............................................108
     16.4   Reliance by Agent................................................108
     16.5   Notice of Default or Event of Default............................109
     16.6   Credit Decision..................................................109
     16.7   Costs and Expenses; Indemnification..............................110
     16.8   Agent in Individual Capacity.....................................110
     16.9   Successor Agent..................................................111
     16.10  Lender in Individual Capacity....................................111
     16.11  Withholding Taxes................................................112
     16.12  Collateral Matters...............................................114
     16.13  Restrictions on Actions by Lenders; Sharing of Payments..........115
     16.14  Agency for Perfection............................................115
     16.15  Payments by Agent to the Lenders.................................115
     16.16  Concerning the Collateral and Related Loan Documents.............116
     16.17  Field Audits and Examination Reports; Confidentiality;
            Disclaimers by Lenders; Other Reports and Information............116
     16.18  Several Obligations; No Liability................................117
     16.19  Legal Representation of Agent....................................117

17.  GENERAL PROVISIONS......................................................118
     17.1   Effectiveness....................................................118
     17.2   Section Headings.................................................118
     17.3   Interpretation...................................................118
     17.4   Severability of Provisions.......................................118
     17.5   Amendments in Writing............................................118
     17.6   Counterparts; Telefacsimile Execution............................118
     17.7   Revival and Reinstatement of Obligations.........................118
     17.8   Confidentiality..................................................119
     17.9   Integration......................................................120

                             EXHIBITS AND SCHEDULES

Exhibit A-1                     Form of Assignment and Acceptance
Exhibit C-1                     Form of Compliance Certificate
Exhibit L-1                     Form of LIBOR Notice


Schedule A-1                    Agent's Account
Schedule C-1                    Commitments
Schedule D-1                    Designated Account
Schedule E-1                    Eligible Inventory Locations
Schedule P-1                    Permitted Liens
Schedule R-1                    Real Property Collateral
Schedule 2.7(a)                 Cash Management Banks
Schedule 5.5                    Locations of Inventory and Equipment
Schedule 5.7(a)                 States of Organization
Schedule 5.7(b)                 Chief Executive Offices
Schedule 5.7(c)                 FEINs
Schedule 5.7(d)                 Commercial Tort Claims
Schedule 5.8(b)                 Capitalization of Borrower
Schedule 5.8(c)                 Capitalization of Borrower's Subsidiaries
Schedule 5.10                   Litigation
Schedule 5.14                   Environmental Matters
Schedule 5.16                   Intellectual Property
Schedule 5.18                   Deposit Accounts and Securities Accounts
Schedule 5.20                   Permitted Indebtedness

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of October 7, 2003, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, HUDSON RESPIRATORY CARE INC., a California corporation ("Borrower").

          The parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

          "Additional Documents" has the meaning set forth in Section 4.4(c).

          "Advances" means Revolver A Advances, Revolver B Advances, Revolver C Advances, or Revolver D Advances, as the context requires.

          "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and
Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

          "Affiliate Subordination Agreement" means a subordination agreement executed and delivered by each holder of a Subordinated Convertible Note and Agent, the form and substance of which is satisfactory to Agent.

          "Agent" means WFF, in its capacity as arranger and administrative agent hereunder, and any successor thereto.

          "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

          "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

          "Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.

          "Agent's Liens" means the Liens granted by Borrower or its Subsidiaries to Agent under this Agreement or the other Loan Documents.

          "Agreement" has the meaning set forth in the preamble to this Agreement.

          "Applicable Base Rate Revolver A Margin" and "Applicable Base Rate Revolver B Margin", and "Applicable Base Rate Revolver C Margin" mean, as of any date of determination, the following margins based upon the most recent calculation of TFQ EBITDA (determined as set forth in the following paragraph); provided, however, that for the period from the Closing Date until the first day of the month following the date Agent receives Borrower's audited financial statements in respect of Borrower's fiscal year ending December 31, 2003, the Applicable Base Rate Revolver A Margin shall be 0 percentage points, the Applicable Base Rate Revolver B Margin shall be 0.50 percentage points, and the Applicable Base Rate Revolver C Margin shall be 1.0 percentage points:

----------------------------------------------------------------------------------------------------------
  Level        TFQ EBITDA          Applicable Base Rate     Applicable Base Rate     Applicable Base Rate
                                    Revolver A Margin        Revolver B Margin        Revolver C Margin
----------------------------------------------------------------------------------------------------------
     I      less than or equal    0.50 percentage points    1.0 percentage points    1.5 percentage points
              to $20,000,000
----------------------------------------------------------------------------------------------------------
    II         greater than         0 percentage points     0.5 percentage points    1.0 percentage points
              $20,000,000 but
            less than or equal
              to $30,000,000
----------------------------------------------------------------------------------------------------------
    III        greater than       -0.5 percentage points     0 percentage points     0.5 percentage points
                $30,000,000
----------------------------------------------------------------------------------------------------------

          After the initial adjustment set forth above, the Applicable Base Rate Revolver A Margin, the Applicable Base Rate Revolver B Margin, and the Applicable Base Rate Revolver C Margin shall be based upon the most recent calculation of TFQ EBITDA and shall be redetermined each fiscal quarter of Borrower as of the first day of the month following the date Agent receives the certified calculation of TFQ EBITDA in a Compliance Certificate pursuant to
Section 6.3(a) hereof; provided, however, that if Borrower fails to deliver a Compliance Certificate when it is due, the applicable margin shall be set at the margin in the row styled "Level I" as of the first day of the month following the date on which the Compliance Certificate was required to be delivered until the date on which the Compliance Certificate is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver the Compliance Certificate, the applicable margin shall be set at the margin based upon the TFQ EBITDA calculation disclosed by the Compliance Certificate).

          "Applicable Letter of Credit Fee Percentage" means, as of any date of determination, the following percentage based upon the most recent calculation of TFQ EBITDA (determined as set forth in the following paragraph); provided, however, that for the period from the Closing Date until the first day of the month following the date Agent receives Borrower's audited financial statements in respect of Borrower's fiscal year ending December 31, 2003, the Applicable Letter of Credit Fee Percentage shall be 2.0%:

--------------------------------------------------------------------------------
                                                 Applicable Letter of Credit Fee
    Level               TFQ EBITDA                        Percentage
--------------------------------------------------------------------------------
     I            less than or equal to                      2.5%
                       $20,000,000
--------------------------------------------------------------------------------
     II       greater than $20,000,000 but                   2.0%
                  less than or equal to
                       $30,000,000
--------------------------------------------------------------------------------
    III         greater than $30,000,000                     1.5%
--------------------------------------------------------------------------------

          After the initial adjustment set forth above, the Applicable Letter of Credit Fee Percentage shall be based upon the most recent calculation of TFQ EBITDA and shall be redetermined each fiscal quarter of Borrower as of the first day of the month following the date Agent receives the certified calculation of TFQ EBITDA in a Compliance Certificate pursuant to Section 6.3(a) hereof; provided, however, that if Borrower fails to deliver a Compliance Certificate when it is due, the applicable percentage shall be set at the percentage in the row styled "Level I" as of the first day of the month following the date on which the Compliance Certificate was required to be delivered until the date on which the Compliance Certificate is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver the Compliance Certificate, the applicable percentage shall be set at the percentage based upon the TFQ EBITDA calculation disclosed by the Compliance Certificate).

          "Applicable LIBOR Rate Revolver A Margin", "Applicable LIBOR Rate Revolver B Margin", and "Applicable LIBOR Rate Revolver C Margin" mean, as of any date of determination, the following margins based upon the most recent calculation of TFQ EBITDA (determined as set forth in the following paragraph); provided, however, that for the period from the Closing Date until the first day of the month following the date Agent receives Borrower's audited financial statements in respect of Borrower's fiscal year ending December 31, 2003, the Applicable LIBOR Rate Revolver A Margin shall be 2.5 percentage points, the Applicable LIBOR Rate Revolver B Margin shall be 3.0 percentage points, and the Applicable LIBOR Rate Revolver C Margin shall be 3.5 percentage points:

-------------------------------------------------------------------------------------------------
                             Applicable LIBOR Rate  Applicable LIBOR Rate  Applicable LIBOR Rate
 Level       TFQ EBITDA        Revolver A Margin      Revolver B Margin      Revolver C Margin
-------------------------------------------------------------------------------------------------
   I     less than or equal  3.0 percentage points  3.5 percentage points  4.0 percentage points to $20,000,000
-------------------------------------------------------------------------------------------------
  II        greater than     2.5 percentage points  3.0 percentage points  3.5 percentage points
          $20,000,000 but
         less than or equal
           to $30,000,000
-------------------------------------------------------------------------------------------------
  III       greater than     2.0 percentage points  2.5 percentage points  3.25 percentage points
            $30,000,000
-------------------------------------------------------------------------------------------------

          After the initial adjustment set forth above, the Applicable LIBOR Rate Revolver A Margin, the Applicable LIBOR Rate Revolver B Margin, and the Applicable LIBOR Rate Revolver C Margin shall be based upon the most recent calculation of TFQ EBITDA and shall be redetermined each fiscal quarter of Borrower as of the first day of the month following the date Agent receives the certified calculation of TFQ EBITDA in a Compliance Certificate pursuant to Section 6.3(a) hereof; provided, however, that if Borrower fails to deliver a Compliance Certificate when it is due, the applicable margin shall be set at the margin in the row styled "Level I" as of the first day of the month following the date on which the Compliance Certificate was required to be delivered until the date on which the Compliance Certificate is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver the Compliance Certificate, the applicable margin shall be set at the margin based upon the TFQ EBITDA calculation disclosed by the Compliance Certificate).

          "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3.0% times the Revolver A Maximum Amount, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2.0% times the Revolver A Maximum Amount, and (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 1.0% times the Revolver A Maximum Amount.

          "Applicable Revolver D Margin" means 1.50 percentage points.

          "Assignee" has the meaning set forth in Section 14.1(a).

          "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

          "Authorized Person" means any officer or employee of Borrower.

          "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations and all sublimits and reserves then applicable hereunder).

          "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

          "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

          "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

          "Base Rate Loan" means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

          "Books" means Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower's or its Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

          "Borrower" has the meaning set forth in the preamble to this Agreement.

          "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

               (a)  all of its Accounts,

               (b)  all of its Books,

               (c)  all of its commercial tort claims,

               (d)  all of its Deposit Accounts,

               (e)  all of its Equipment,

               (f)  all of its General Intangibles,

               (g)  all of its Inventory,

               (h) all of its Investment Property (including all of its securities and Securities Accounts),

               (i)  all of its Negotiable Collateral,

               (j) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

               (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that Borrower Collateral does not include any Excluded Collateral.

          "Borrower Preferred Stock" means (a) 300,000 shares of Borrower's 11-1/2% Senior PIK Preferred Stock due 2010 (liquidation preference $100 per share) and such additional shares of Borrower's 11-1/2% Senior PIK Preferred Stock due 2010 as may be issued in lieu of cash dividends thereon and (b) 3,000 shares of Borrower's 12% Junior Convertible Preferred Stock (liquidation preference $1,000 per share) and such additional shares of Borrower's 12% Junior Convertible Preferred Stock as may be issued in lieu of cash dividends thereon.

          "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

          "Borrowing Base A" means, as of any date of determination, the result of:

                    (a)  the lesser of

                              (i) 85% of the amount of Eligible Accounts less the amount, if any, of the Dilution Reserve, and

                              (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 45 day period, plus

                    (b)  the lowest of

                              (i)   $1,000,000

                              (ii)  75% of the amount of Eligible Foreign
                         Accounts less the amount, if any, of the Dilution Reserve, and

                              (iii) 10% of the amount of credit availability
                         created by clause (a) above, plus

                    (c)  the lowest of

                              (i)   $7,5000,000,

                              (ii)  65% of the value of Eligible Inventory,

                              (iii) 85% times the then extant Net Liquidation
                         Percentage times the book value of Borrower's Inventory, and

                              (iv) 65% of the amount of credit availability created by clause (a) above, minus

                    (d)  the sum of (i) the Real Property Collateral Reserve,
                    (ii) the Rent Reserve, and (iii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(e).

          "Borrowing Base B" means, as of any date of determination, 80% of the net orderly liquidation value of Borrower's Equipment, based on the most recent appraisal conducted by an appraiser selected by Agent.

          "Borrowing Base C" means, as of any date of determination, 60% of the fair market value of the Real Property Collateral, based on the most recent appraisal conducted by an appraiser selected by Agent.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

          "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

          "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

          "Cash Management Account" has the meaning set forth in Section 2.7(a).

          "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among Borrower or one of its Subsidiaries, Agent, and one of the Cash Management Banks.

          "Cash Management Bank" has the meaning set forth in Section 2.7(a).

          "CFC" means a controlled foreign corporation (as that term is defined in the IRC).

          "Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors,
(b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Holding having the right to vote for the election of members of Holding's board of directors, (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (d) Borrower ceases to own, directly or indirectly, and control 100% of the outstanding Stock of HRC and each of the Restricted Subsidiaries extant as of the Closing Date.

          "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

          "Closing Date Business Plan" means the set of Projections of Borrower for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date and the full year of 2004, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

          "Code" means the California Uniform Commercial Code, as in effect from time to time.

          "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or the Restricted Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

          "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower's or the Restricted Subsidiaries' Books, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent.

          "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

          "Commercial Tort Claim Assignment" has the meaning set forth in
Section 4.4(b).

          "Commitment" means, with respect to each Lender, its Revolver A Commitment, its Revolver B Commitment, its Revolver C Commitment, its Revolver D Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver A Commitments, their Revolver B Commitments, their Revolver C Commitments, their Revolver D Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

          "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

          "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower or one of the Restricted Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

          "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

          "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

          "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolver C Advances that are Base Rate Loans (inclusive of the Applicable Base Rate Revolver C Margin applicable thereto).

          "Deposit Account" means any deposit account (as that term is defined in the Code).

          "Designated Account" means the Deposit Account of Borrower identified on Schedule D-1.

          "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

          "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items (but excluding rebates) with respect to Borrower's Accounts during such period, by (b) Borrower's billings with respect to Accounts during such period.

          "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts and Eligible Foreign Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

          "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

          "Dollars" or "$" means United States dollars.

          "EBITDA" means, with respect to any fiscal period, Borrower's and the Restricted Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus (a) non-cash extraordinary losses,
(b) Interest Expense (including any non-cash interest expense), (c) taxes based on or determined by reference to income, (d) depreciation and amortization, (e) non-recurring charges incurred in Borrower's fiscal year ending December 31, 2003 associated with the financing provided under the Loan Documents and the repayment of Indebtedness under the Existing Credit Agreement, (f) non-recurring charges incurred in Borrower's fiscal year ending December 31, 2003 associated with the operations of Borrower and the Restricted Subsidiaries in an amount not to exceed $2,000,000, (g) other non-cash charges (including noncash compensation charges), in each case for such period and as determined in accordance with GAAP.

          "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

               (a) (i) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days after due date; provided that with respect to Accounts with selling terms of 60 days, Accounts that the Account Debtor has failed to pay within 120 days shall be Eligible Accounts up to an aggregate amount of $500,000 at any time outstanding, or (ii) Accounts with selling terms of more than 60 days,

               (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

               (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or an employee or agent of Borrower or any Affiliate of Borrower,

               (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

               (e)  Accounts that are not payable in Dollars,

               (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

               (g)  Accounts with respect to which the Account Debtor is either
(i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States,

               (h) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

               (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (except Accounts with respect to which the Account Debtor is Cardinal Health Medical Products & Services, McKesson General Medical Corp., or Owens & Minor, Inc. in which case the applicable percentage limitation is 30%, 25%, and 25%, respectively, but not to exceed 65% in the aggregate), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

               (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

               (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

               (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

               (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

               (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

               (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

          "Eligible Foreign Accounts" means those Accounts of Borrower which do not qualify as Eligible Accounts solely because the Account Debtor with respect to such Accounts maintains its chief executive office outside of the United States or is organized under the laws of a jurisdiction other than the United States or any state thereof (it being understood that any Account that is an Eligible Account due to the effect of subclauses (y) or (z) of clause (f) in the definition of "Eligible Accounts" shall not also be considered as an Eligible Foreign Account under this definition); provided that Eligible Foreign Accounts shall not include the following: (a) Accounts that are not payable in Dollars;
(b) Accounts that the Account Debtor has failed to pay within 60 days of original invoice date; or (c) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts and Eligible Foreign Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Foreign Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Foreign Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

          "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

               (a) Borrower does not have good, valid, and marketable title thereto,

               (b) it is not located at one of the locations in the continental United States set forth on Schedule E-1 (or in-transit from one such location to another such location),

               (c) it is located on real property leased by Borrower (other than the Specified Locations so long as a Rent Reserve is in effect) or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

               (d) it is not subject to a valid and perfected first priority Agent's Lien,

               (e) it consists of goods returned or rejected by Borrower's customers, or

               (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

          "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

          "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower, its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, its Subsidiaries, or any of their predecessors in interest.

          "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower or its Subsidiaries, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC
Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

          "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).

          "Event of Default" has the meaning set forth in Section 8.

          "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower and the Restricted Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Borrower and the Restricted Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

          "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

          "Excluded Collateral" means (a) 33-1/3% of the issued and outstanding Stock of the Mexican Subsidiaries and the proceeds thereof and (b) any licenses, permits, or agreements solely in the event and to the extent that a grant of a Lien on such license, permit, or agreement would result in a breach or termination of the terms of, or constitute a default under, or termination of any such license, permit, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms or potential default under such license, permit, or agreement, the Excluded

Collateral shall not include, and Borrower shall be deemed to have granted a security interest in, all such licenses, permits, and agreements; provided, however, that Excluded Collateral shall not include (and, accordingly, Borrower Collateral shall include) any and all proceeds of any of such assets; provided, further, that, any license, permit, or agreement qualifying as Excluded Collateral no longer shall constitute Excluded Collateral (and instead shall constitute Borrower Collateral) from and after such time as the licensor or other party to such license, permit, or agreement consents to the grant of a Lien in favor of Agent in such license, permit, or agreement.

          "Existing Agent" means Deutsche Bank Trust Company Americas, as administrative agent for the lenders under the Existing Credit Agreement.

          "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated May 14, 2002, among Borrower, the lenders party thereto, and Existing Agent, as amended from time to time.

          "Extraordinary Receipts" means any Collections received by Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(c)(ii) hereof), including, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions,
(c) proceeds of insurance (including proceeds of the key man life insurance policies) to the extent such proceeds exceed the Dollar amount set forth in
Section 6.8(b) and Agent elects to apply such proceeds to payment of the Obligations, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action other than causes of action to collect Accounts, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments and (g) any purchase price adjustment received in connection with any purchase agreement.

          "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

          "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

          "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

          "FEIN" means Federal Employer Identification Number.

          "Funding Date" means the date on which a Borrowing occurs.

          "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

          "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "Guarantor" means each of (a) Holding and (b) IH Holding.

          "Guarantor Security Agreement" means one or more security agreements executed and delivered by each Guarantor in favor of Agent, in each case, in form and substance satisfactory to Agent.

          "Guaranty" means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

          "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Borrower or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

          "Holding" means River Holding Corp., a Delaware corporation.

          "Holding Preferred Stock" means (a) 300,000 shares of Holding's 11-1/2% Senior PIK Preferred Stock due 2010 (liquidation preference $100 per share) and such additional shares of Holding's 11-1/2% Senior PIK Preferred Stock due 2010 as may be issued in lieu of cash dividends thereon and (b) 3,000 shares of Holding's 12% Junior Convertible Cumulative Preferred Stock due 2010 (liquidation preference $1,000 per share) and such additional shares of Holding's 12% Junior Convertible Cumulative Preferred Stock due 2010 as may be issued in lieu of cash dividends thereon.

          "Holding Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by Holding and Agent with respect to the pledge of the Stock of Borrower.

          "Holdout Lender" has the meaning set forth in Section 15.2(a).

          "HRC" means HRC Holding Inc., a Delaware corporation.

          "HRC Notes" means those certain Unsecured Senior Promissory Notes due 2004 issued by HRC to certain Affiliates, shareholders, and officers of Borrower in the aggregate principal amount of $10,100,000 and those certain HRC Holding Inc. Promissory Notes issued by HRC to certain Affiliates of Borrower in the aggregate principal amount of $2,264,241.

          "IH Holding" means IH Holding LLC, a Delaware limited liability company.

          "Indebtedness" means, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all Capitalized Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. The amount of Indebtedness attributed to a Person under clause (d) shall be equal to the fair market value of the assets of such Person that are subject to the Lien.

          "Indemnified Liabilities" has the meaning set forth in Section 11.3.

          "Indemnified Person" has the meaning set forth in Section 11.3.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrower, Holding, HRC, of the Restricted Subsidiaries and Agent, the form and substance of which is satisfactory to Agent.

          "Intercreditor Agreement" means that certain intercreditor agreement between WFF and Post, the form and substance of which is satisfactory to WFF and Post.

          "Interest Expense" means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

          "Inventory" means inventory (as that term is defined in the Code).

          "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

          "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

          "Issuing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

          "L/C" has the meaning set forth in Section 2.12(a).

          "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

          "L/C Undertaking" has the meaning set forth in Section 2.12(a).

          "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

          "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

          "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any its Subsidiaries, (h) Agent's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (j) any costs, expenses, or other amounts which are chargeable to Agent pursuant to the Intercreditor Agreement.

          "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

          "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

          "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

          "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

          "LIBOR Notice" means a written notice in the form of Exhibit L-1.

          "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

          "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.10.

          "Loan Documents" means this Agreement, the Affiliate Subordination Agreement, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Holding Stock Pledge Agreement, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Stock Pledge Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

          "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

          "Maturity Date" has the meaning set forth in Section 3.4.

          "Mexican Subsidiaries" means Industrias Hudson, S.A. de C.V. and Hudson Respiratory Care Tecate, S. de R.L. de C.V.

          "Mortgage Policy" has the meaning set forth in Section 3.1(v).

          "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower or its Subsidiaries in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

          "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

          "Net Cash Proceeds" means, with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction, and (iv) reasonable reserves as determined in accordance with GAAP in respect of (a) liabilities relating to the property or assets sold or disposed of that are retained by such Person and (b) indemnification liabilities relating to the sale or disposition.

          "Net Liquidation Percentage" means the percentage of the book value of Borrower's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

          "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

          "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

          "Originating Lender" has the meaning set forth in Section 14.1(e).

          "Overadvance" has the meaning set forth in Section 2.5.

          "Participant" has the meaning set forth in Section 14.1(e).

          "Patent Security Agreement" means a patent security agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent.

          "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from Existing Agent to Agent respecting the amount necessary to repay in full all of the obligations of Borrower and its Subsidiaries owing under the Existing Credit Agreement and obtain a release of all of the Liens existing under the Existing Credit Agreement in and to the assets of Borrower and its Subsidiaries.

          "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.

          "Permitted Holder" means each of (a) Holding, (b) FS Equity Partners III, L.P., (c) FS Equity Partners IV, LP, and (d) Helen Hudson Lovaas, her Family Members, and her Family Trusts.

          "Permitted Intercompany Investments" means Investments by Borrower in the Mexican Subsidiaries made in the ordinary course of business in amounts that are consistent with past practices so long as (a) the Mexican Subsidiaries do not conduct any business that is different from that which was conducted as of the Closing Date and (b) neither of the Mexican

Subsidiaries has cash on hand at any time for a period of more than 7 days that exceeds $75,000.

          "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries, and (e) Permitted Intercompany Investments.

          "Permitted Liens" means (a) Liens held by Agent, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in compliance with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, contracts, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety, indemnity, or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, reservations, zoning, and other restrictions on use, and such other charges and encumbrances as do not, in any case, materially interfere with or impair the use or operation thereof, and (l) Liens granted to Post to secure Indebtedness under the Post Loan Documents..

          "Permitted Protest" means the right of Borrower or any of the Restricted Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books of Borrower or such Restricted Subsidiary in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or such Restricted Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

          "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $2,000,000.

          "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Post" means MW Post Advisory Group, LLC.

          "Post Loan Agreement" means that certain Loan and Security Agreement, dated as of the date hereof, among Borrower, the lenders party thereto, and Post, as agent for such lenders, providing for such lenders to make revolving loans in an aggregate amount of $30,000,000 to Borrower on the Closing Date.

          "Post Loan Documents" means the Post Loan Agreement and the other "Loan Documents" (as defined in the Post Loan Agreement).

          "Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means, as of any date of determination:

          (a) with respect to a Lender's obligation to make Revolver A Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver A Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver A Commitment, by (z) the aggregate Revolver A Commitments of all Lenders, and
(ii) from and after the time that the Revolver A Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Revolver A Advances by
(z) the aggregate outstanding principal amount of all Revolver A Advances,

          (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver A Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver A Commitment, by (z) the aggregate Revolver A Commitments of all Lenders, and
(ii) from and after the time that the Revolver A Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Revolver A Advances by
(z) the aggregate outstanding principal amount of all Revolver A Advances,

          (c) with respect to a Lender's obligation to make Revolver B Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver B Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver B Commitment, by (z) the aggregate Revolver B Commitments of all Lenders, and
(ii) from and after the time that the Revolver B Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Revolver B Advances by
(z) the aggregate outstanding principal amount of all Revolver B Advances,

          (d) with respect to a Lender's obligation to make Revolver C Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver C Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver C Commitment, by (z) the aggregate Revolver C Commitments of all Lenders, and
(ii) from and after the time that the Revolver C Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Revolver C Advances by
(z) the aggregate outstanding principal amount of all Revolver C Advances,

          (e) with respect to a Lender's obligation to make Revolver D Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver D Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver D Commitment, by (z) the aggregate Revolver D Commitments of all Lenders, and
(ii) from and after the time that the Revolver D Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Revolver D Advances by
(z) the aggregate outstanding principal amount of all Revolver D Advances, and

          (f) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's aggregate amount of Revolver Commitments by (ii) the aggregate amount of Revolver Commitments of all Lenders; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit.

          "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

          "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

          "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

          "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrower or its Subsidiaries.

          "Real Property Collateral Reserve" has the meaning set forth in the definition of "Revolver C Maximum Amount".

          "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

          "Rent Reserve" means, as of any date of determination following the Closing Date, with respect to each of the Specified Locations as to which a Collateral Access Agreement has not been received by such date, a reserve in an amount equal to 3 months rent under the lease with respect to each such Specified Location.

          "Replacement Lender" has the meaning set forth in Section 15.2(a).

          "Report" has the meaning set forth in Section 16.17.

          "Required Availability" means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $9,000,000.

          "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (f) of the definition of Pro Rata Shares) equal or exceed 50.1%.

          "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Restricted Group" means Borrower and the Restricted Subsidiaries.

          "Restricted Subsidiary" means any Subsidiary of Borrower other than an Unrestricted Subsidiary.

          "Revolver A Advances" has the meaning set forth in Section 2.1(a).

          "Revolver A Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Revolver A Advances hereunder (after giving effect to all then outstanding Obligations and all sublimits and reserves then applicable hereunder).

          "Revolver A Commitment" means, with respect to each Lender, its Revolver A Commitment, and, with respect to all Lenders, their Revolver A Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Revolver A Excess Availability" means, as of any date of determination, the amount equal to Revolver A Availability minus the aggregate amount, if any, of all trade payables of Borrower and the Restricted Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Borrower and the Restricted Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

          "Revolver A Maximum Amount" means $30,000,000.

          "Revolver A Usage" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Revolver A Advances, plus (b) the then extant amount of the Letter of Credit Usage.

          "Revolver B Advances" has the meaning set forth in Section 2.1(b).

          "Revolver B Commitment" means, with respect to each Lender, its Revolver B Commitment, and, with respect to all Lenders, their Revolver B Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Revolver B Maximum Amount" means $2,400,000 which amount shall be reduced by $40,000 on the first day of each month, commencing on November 1, 2003, until such amount is zero.

          "Revolver C Advances" has the meaning set forth in Section 2.1(c).

          "Revolver C Commitment" means, with respect to each Lender, its Revolver C Commitment, and, with respect to all Lenders, their Revolver C Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Revolver C Maximum Amount" means $5,600,000 which amount shall be reduced by $66,667 on the first day of each month, commencing on November 1, 2003, until such amount is zero; provided that Borrower may elect by notice to Agent, in lieu of each $66,667 monthly reduction, to create a reserve against Borrowing Base A in the same amount (the aggregate amount of such reserves being referred to as, the "Real Property Collateral Reserve") so long as, after giving effect to the addition of each such amount to the Real Property Collateral Reserve, there is Revolver A Excess Availability of at least $1.

          "Revolver Commitment" means, with respect to each Lender, its Revolver A Commitment, its Revolver B Commitment, its Revolver C Commitment, or its Revolver D Commitment, as the context requires, and, with respect to all Lenders, their Revolver A Commitments, their Revolver B Commitments, their Revolver C Commitments, or their Revolver D Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Revolver D Advances" has the meaning set forth in Section 2.1(d).

          "Revolver D Commitment" means, with respect to each Lender, its Revolver D Commitment, and, with respect to all Lenders, their Revolver D Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Revolver D Maximum Amount" means $6,000,000 which amount shall be reduced by $200,000 on the first day of each month, commencing on November 1, 2003, until such amount is zero.

          "Revolver Usage" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

          "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of a Revolver A Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "Securities Account" means a securities account (as that term is defined in the Code).

          "Senior Notes" means those certain Unsecured Senior Promissory Notes due 2004, issued by Borrower to certain Affiliates, shareholders, and officers of Borrower in the aggregate principal amount of $12,000,000.

          "Settlement" has the meaning set forth in Section 2.3(f)(i).

          "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

          "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

          "Specified Locations" means Borrower's business premises located at 900 University, Arlington Heights, Illinois; 800 Mark Street, Elk Grove Village, Illinois; 27731 Diaz Road, Temecula, California; and 28381 Vincent Moraga Drive, Temecula, California.

          "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, IH Holding, and Agent with respect to the pledge of the Stock of HRC and the Restricted Subsidiaries.

          "Subordinated Convertible Notes" means those certain Senior Subordinated Convertible Promissory Notes due 2005, issued by Borrower to certain Affiliates, shareholders, and officers of Borrower in the aggregate principal amount of $14,951,250.

          "Subordinated Notes" means Borrower's 9-1/8% Senior Subordinated Notes due 2008 issued pursuant to the Subordinated Notes Indenture.

          "Subordinated Notes Indenture" means that certain Indenture dated as of April 7, 1998, among Borrower, Holding, and United States Trust Company of New York, as trustee.

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Swing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(d).

          "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

          "Taxes" has the meaning set forth in Section 16.11.

          "Temecula Mortgage" means a Mortgage encumbering the Real Property Collateral that is commonly known as 27711 Diaz Road, Temecula, California 92589.

          "TFQ EBITDA" means, as of any date of determination, EBITDA of Borrower and the Restricted Subsidiaries for the 4 fiscal quarter period most recently ended.

          "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent.

          "Triggering Event" means (a) the occurrence of any Event of Default or
(b) the sum of (i) Revolver A Excess Availability plus (ii) Qualified Cash is less than $2,500,000 for any 5 consecutive Business Days; provided that (A) with respect to the period from the first day through the fifteenth day following the due date of an interest payment on the Subordinated Notes, such amount shall be $1,500,000 and (B) with respect to the period from the sixteenth day through the thirtieth day following the due date of an interest payment on the Subordinated Notes, such amount shall be $2,000,000.

          "UCC Filing Authorization Letter" means a letter duly executed by Borrower and each Guarantor authorizing Agent to file appropriate financing statements on Form UCC-1 without the signature of Borrower or such Guarantor, as applicable, in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by the Loan Documents.

          "United States" means the United States of America.

          "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

          "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

          "Unrestricted Subsidiary" means (a) any Subsidiary of Borrower that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Borrower (including any newly acquired or newly formed Subsidiary of Borrower) to be an Unrestricted Subsidiary; provided, however, that at the time of such designation and in the case of clauses (x) and (y), at all times thereafter

               (x) neither such Subsidiary nor any of its Subsidiaries owns any Stock or Indebtedness of, or owns or holds any Lien on any property of, Borrower or any Restricted Subsidiary of Borrower;

               (y) neither Holding, Borrower, nor any Restricted Subsidiary has guaranteed any Indebtedness or other obligation of such Subsidiary, and no Indebtedness of such Subsidiary shall constitute Indebtedness of Holding, Borrower, or any Restricted Subsidiary; and

               (z) except in the case of HRC Holding Inc., Hudson Euro Co. S.a.r.l. and Steamer Holding AB and any of their Subsidiaries, such Subsidiary has total consolidated assets of $1,000 or less;

provided that no Person designated as a "Restricted Subsidiary" under the Post Loan Documents or otherwise providing any guaranty of the obligations under the Post Loan Documents or a lien on any of its assets to secure obligations under the Post Loan Documents may be an "Unrestricted Subsidiary" under this Agreement.

          "Unrestricted Subsidiaries EBITDA" means, with respect to any fiscal period, the Unrestricted Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus (a) non-cash extraordinary losses, (b) Interest Expense (including any non-cash interest expense), (c) taxes based on or determined by reference to income, (d) depreciation and amortization, and (e) other non-cash charges (including noncash compensation charges), in each case for such period and as determined in accordance with GAAP.

          "Unrestricted Subsidiaries TFQ EBITDA" means as of any date of determination, Unrestricted Subsidiaries EBITDA for the 4 fiscal quarter period most recently ended.

          "Voidable Transfer" has the meaning set forth in Section 17.7.

          "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

          "WFF" means Wells Fargo Foothill, Inc., a California corporation.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided that for purposes of construing the accounting terms that compose the definition of "EBITDA", such terms shall be interpreted in accordance with GAAP applied on a basis consistent with the interpretation of such terms used in Borrower's financial statements for its fiscal year ended December 31, 2002. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the payment in full or repayment in full of the Obligations shall mean the payment in full in cash of all Obligations other than contingent indemnification Obligations and contingent expense reimbursement Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.  LOAN AND TERMS OF PAYMENT.

     2.1  Revolver Advances.

               (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver A Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Revolver A Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Revolver A Maximum Amount, less the Letter of Credit Usage, less the outstanding amount of Revolver B Advances, less the outstanding amount of Revolver C Advances, less the outstanding amount of Revolver D Advances, or (ii) Borrowing Base A less the Letter of Credit Usage.

               (b) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver B Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Revolver B Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Revolver B Maximum Amount, or (ii) Borrowing Base B. Borrower may terminate the Revolver B Commitments by written notice to Agent and the Lenders holding Revolver B Commitments at any time during the term of this Agreement, without premium or penalty, so long as there are no Revolver B Advances then outstanding.

               (c) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver C Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Revolver C Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Revolver C Maximum Amount, or (ii) Borrowing Base C. Borrower may terminate the Revolver C Commitments by written notice to Agent and the Lenders holding Revolver C Commitments at any time during the term of this Agreement, without premium or penalty, so long as there are no Revolver C Advances then outstanding.

               (d) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver D Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Revolver D Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the Revolver D Maximum Amount. Borrower may terminate the Revolver D Commitments by written notice to Agent and the Lenders holding Revolver D Commitments at any time during the term of this Agreement, without premium or penalty, so long as there are no Revolver D Advances then outstanding.

               (e) Anything to the contrary in this Section 2.1 notwithstanding ,Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against Borrowing Base A, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, but subject to Section 4.6, Agent shall have the right to have the Borrower's Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of re-determining the Net Liquidation Percentage of the Eligible Inventory and, as a result, re-determining Borrowing Base A.

               (f) Amounts borrowed under the Revolver A Commitments pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. Amounts borrowed under the Revolver B Commitments, the Revolver C Commitments (subject to Section 2.1(j)), and the Revolver D Commitments pursuant to this
Section 2.1 may be repaid by Borrower at any time, without premium or penalty (but subject to the terms of Section 3.6 with respect to the early termination of this Agreement), irrespective of the scheduled commitment reductions set forth in the definitions of "Revolver B Maximum Amount", "Revolver C Maximum Amount", and "Revolver D Maximum Amount", but any such amounts that are repaid may not subsequently be reborrowed.

               (g) Lenders with Revolver A Commitments shall have no obligation to make additional Revolver A Advances hereunder to the extent such additional Revolver A Advances would cause the Revolver A Usage to exceed the Revolver A Maximum Amount.

               (h) On no more than 2 occasions within 24 months after the Closing Date, upon 5 Business Days prior written notice by Borrower to Agent, Borrower may, without premium or penalty, reduce the Revolver A Maximum Amount to an amount not less than the greater of (i) the sum of (A) the aggregate unpaid principal amount of all Revolver A Advances, Revolver B Advances, Revolver C Advances, and Revolver D Advances (including Swing Loans and Agent Advances) then outstanding, (B) the aggregate principal amount of all Revolver A Advances, Revolver B Advances, Revolver C Advances, and Revolver D Advances not yet made as to which a request has been made by Borrower under Section 2.3, and
(C) the then extant Letter of Credit Usage, or (ii) $25,000,000. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 and shall be irrevocable. Once reduced, the Revolver A Maximum Amount may not be increased. Each such reduction of the Revolver A Maximum Amount shall reduce the Revolver A Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof. The unused line fee set forth in Section 2.11(a) is calculated by reference to the Revolver A Maximum Amount and a decrease in the amount of the Revolver A Maximum Amount pursuant hereto will have the effect of decreasing the unused line fee.

               (i) If Borrower has elected to create the Real Property Collateral Reserve in lieu of the scheduled reductions to the Revolver C Maximum Amount and so long as no Event of Default has occurred and is continuing, Borrower shall be entitled to request an adjustment of the Real Property Collateral Reserve on an annual basis, commencing on October 1, 2004, in the following manner. On or before September 1 of each year, commencing on September 1, 2004, Borrower shall make a written request to Agent to order a new appraisal of the fair market value of the Real Property Collateral (which appraisal shall be conducted at Borrower's expense). If the results of such appraisal are that the fair market value of the Real Property Collateral has not declined since the Closing Date, the Real Property Collateral Reserve shall be eliminated. If, on the other hand, the results of such appraisal are that the fair market value of the Real Property Collateral has declined since the Closing Date, the Real Property Collateral Reserve shall be eliminated and the Revolver C Maximum Amount shall be reduced by the amount of the Real Property Collateral Reserve prior to its elimination. After each such elimination of the Real Property Collateral Reserve, Borrower, subject to the terms and conditions hereof, may elect to establish a new Real Property Collateral Reserve commencing on the following November 1.

               (j) Anything herein to the contrary notwithstanding, in no event shall any Lender be obligated to make any Advances to Borrower if, after giving effect to such Advances, the sum of all outstanding Obligations plus the Indebtedness owing to the lenders under the Post Loan Documents would exceed the amount of Indebtedness permitted under Section 4.03 of the Subordinated Notes Indenture.

     2.2  [Intentionally Omitted].

     2.3  Borrowing Procedures and Settlements.

               (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying
(i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. In lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.

               (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing and shall cause such Advance to be funded on the same day as requested so long as the request is received no later than 10:00 a.m. (California time).

               (c)  Making of Loans.

               (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in
          Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

               (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 9:00 a.m. (California time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such

          Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

               (d)  Making of Swing Loans.

               (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this
          Section 2.3(d) being
          referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Revolver A Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

               (ii) The Swing Loans shall be secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolver A Advances that are Base Rate Loans.

               (e)  Agent Advances.

               (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

               (ii) The Agent Advances shall be repayable on demand, secured by the Agent's Liens granted to Agent under the Loan Documents, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolver A Advances that are Base Rate Loans.

               (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Borrower's or its Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable

          Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

               (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

               (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Borrower or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

               (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records.

               (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

               (i) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolver A Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Revolver A Advances, the outstanding Revolver A Usage does not exceed Borrowing Base A by more than $3,000,000, (ii) after giving effect to such Revolver A Advances, the outstanding Revolver A Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Revolver A Maximum Amount, and (iii) at the time of the making of any such Revolver A Advance, Agent does not believe, in good faith, that the Overadvance created by such Revolver A Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Revolver A Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Revolver A Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Revolver A Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                    (A) In the event Agent obtains actual knowledge that the Revolver A Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver A Commitments thereupon shall, together with

               Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Revolver A Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                    (B) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

2.4  Payments.

               (a)  Payments by Borrower.

               (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

               (b)  Apportionment and Application of Payments.

               (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and, except as otherwise specifically provided in Section 2.4(b)(iii) or Section 2.4(d), all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

                    (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                    (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                    (C) third, to pay any fees then due to Agent (for its separate account, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                    (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                    (E) fifth, to pay interest due in respect of all Agent Advances until paid in full,

                    (F) sixth, ratably to pay interest due in respect of the Revolver A Advances (other than Agent Advances), the Swing Loans, the Revolver B Advances, the Revolver C Advances, and the Revolver D Advances until paid in full,

                    (G) seventh, to pay the principal of all Agent Advances until paid in full,

                    (H) eighth, so long as no Event of Default has occurred and is continuing to pay the principal of all Revolver D Advances until paid in full,

                    (I) ninth, so long as no Event of Default has occurred and is continuing to pay the principal of all Revolver C Advances until paid in full,

                    (J) tenth, so long as no Event of Default has occurred and is continuing to pay the principal of all Revolver B Advances until paid in full,

                    (K) eleventh, to pay the principal of all Swing Loans until paid in full,

                    (L) twelfth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Revolver A Advances until paid in full,

                    (M) thirteenth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Revolver A Advances until paid in full, and (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                    (N) fourteenth, if an Event of Default has occurred and is continuing, to pay the principal of all Revolver D Advances until paid in full,

                    (O) fifteenth, if an Event of Default has occurred and is continuing, to pay the principal of all Revolver C Advances until paid in full,

                    (P) sixteenth, if an Event of Default has occurred and is continuing, to pay the principal of all Revolver B Advances until paid in full,

                    (Q) seventeenth, if an Event of Default has occurred and is continuing, to pay any other Obligations, and

                    (R) eighteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

               (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

               (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

               (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

               (c)  Mandatory Prepayments.

               (i) Immediately upon any sale or disposition by Borrower or any of the Restricted Subsidiaries of property or assets (other than sales or dispositions of Inventory in the ordinary course of business or a sale of the Stock of HRC), Borrower shall prepay the outstanding principal amount of the Advances and cash collateralize the Letters of Credit in accordance with subsection (d) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sales or dispositions to the extent that the aggregate amount of Net Cash Proceeds received by Borrower and the Restricted Subsidiaries (and not paid to Agent as a prepayment of the Advances or to cash collateralize the Letters of Credit) for all such sales or dispositions exceeds $50,000 in any fiscal year; provided that (A) if any such sale or disposition is a Permitted Disposition of Equipment that is not subject to a Lien of the type described in clause (e) of the definition of "Permitted Liens", Borrower may elect to use the proceeds of such sale or disposition, up to a maximum of $400,000 during any fiscal year of Borrower, to purchase new Equipment so long as such proceeds are remitted to Agent to pay down Revolver A Advances, a reserve is imposed by Agent reducing Revolver A Availability in the amount of such proceeds, and Borrower completes the purchase of such new Equipment within 90 days of such sale or disposition (it being understood that upon the purchase of new Equipment the reserve will be released, and if Borrower fails to complete the purchase of new Equipment within 90 days, the reserve will be released and the amount of such proceeds will be applied as a mandatory prepayment in accordance with Section 2.4(d)(ii)(A)(3)); and (B) if any such sale or disposition is a Permitted Disposition of Equipment that is subject to a Lien of the type described in clause (e) of the definition of "Permitted Liens", Borrower may elect to use the proceeds of such sale or disposition to purchase new Equipment so long as Borrower completes the purchase of such new Equipment within 180 days of such sale or disposition (it being understood that if Borrower fails to complete the purchase of new Equipment within 180 days, the amount of such proceeds shall be applied as a mandatory prepayment in accordance with
          Section 2.4(d)(ii)(A)(3)). Nothing contained in this paragraph (i) shall permit Borrower or any of the Restricted Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

               (ii) Upon the receipt by Borrower or any of the Restricted Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding principal of the Advances and cash collateralize the Letters of Credit in accordance with subsection (d) below in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts, to the extent that the aggregate amount of Extraordinary Receipts (other than proceeds of insurance) received by Borrower and the Restricted Subsidiaries (and not paid to Agent as a prepayment of the Advances or to cash collateralize the Letters of Credit) from and after the Closing Date exceeds $300,000.

               (d)  Application of Mandatory Prepayments.

               (i) Each prepayment pursuant to subclause (c)(ii) above (except with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral) shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied, first, to the outstanding principal amount of Revolver D Advances until paid in full, second, to the outstanding principal amount of Revolver C Advances until paid in full, third, to the outstanding principal amount of Revolver B Advances until paid in full, and fourth, to the outstanding principal amount of Revolver A Advances and to cash collateral in an amount equal to 105% of the then extant Letter of Credit Usage until paid in full, and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in set forth in Section 2.4(b)(i). Each such prepayment of Revolver B Advances, Revolver C Advances, and Revolver D Advances shall be applied against the scheduled reductions of the Revolver B Commitment, the Revolver C Commitment, and the Revolver D Commitment, respectively, in the inverse order of maturity and shall result in permanent reductions of such Commitments in the amount of the applicable reduction.

               (ii) Each prepayment pursuant to subclause (c)(i) above and
          (c)(ii) with respect to insurance proceeds and condemnation awards related to a casualty or loss of Collateral, shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied as follows:

                    (1) if the proceeds are from any sale or disposition of any Accounts or Inventory of Borrower or the Restricted Subsidiaries, such proceeds shall be applied, first, to the outstanding principal amount of Revolver A Advances and cash collateral in an amount equal to 105% of the then extant Letter of Credit Usage until paid in full, second, to the outstanding principal amount of Revolver D Advances until paid in full, third, to the outstanding principal amount of Revolver C Advances until paid in full, and fourth, to the outstanding principal amount of Revolver B Advances until paid in full. Each such prepayment of Revolver B Advances, Revolver C Advances, and Revolver D Advances shall be applied against the scheduled reductions of the Revolver B Commitment, the Revolver C Commitment, and the Revolver D Commitment, respectively, in the inverse order of maturity and shall result in permanent reductions of such Commitments in the amount of the applicable reduction;

                    (2) if the proceeds are from the sale or disposition of any assets consisting of the Real Property Collateral or any insurance policy or condemnation award relating to the Real Property Collateral, such proceeds shall be applied, first, to the outstanding principal amount of Revolver C Advances until paid in full, second, to the outstanding principal amount of Revolver D Advances until paid in full, third, to the outstanding principal amount of Revolver B Advances until paid in full, and fourth, to the outstanding principal amount of Revolver A Advances and to cash collateral in an amount equal to 105% of the then extant Letter of Credit Usage until paid in full. Each such prepayment of Revolver B Advances, Revolver C Advances, and Revolver D Advances shall be applied against the scheduled reductions of the Revolver B Commitment, the Revolver C Commitment, and the Revolver D Commitment, respectively, in the inverse order of maturity and shall result in permanent reductions of such Commitments in the amount of the applicable reduction;

                    (3) if the proceeds are from the sale or disposition of any assets consisting of Borrower's or any

          Restricted Subsidiary's Equipment or any insurance policy or condemnation award relating to Borrower's or any Restricted Subsidiary's Equipment, such proceeds shall be applied, first, to the outstanding principal amount of Revolver B Advances until paid in full, second, to the outstanding principal amount of Revolver D Advances until paid in full, third, to the outstanding principal amount of Revolver C Advances until paid in full, and fourth, to the outstanding principal amount of Revolver A Advances and to cash collateral in an amount equal to 105% of the then extant Letter of Credit Usage until paid in full. Each such prepayment of Revolver B Advances, Revolver C Advances, and Revolver D Advances shall be applied against the scheduled reductions of the Revolver B Commitment, the Revolver C Commitment, and the Revolver D Commitment, respectively, in the inverse order of maturity and shall result in permanent reductions of such Commitments in the amount of the applicable reduction;

                    (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(i).

               (e) Sale of Stock of HRC. Upon any sale or other disposition of the Stock of HRC, Borrower shall use the proceeds of such sale or other disposition to prepay the Indebtedness under the Post Loan Documents and the Obligations. As between the Lender Group and the lenders under the Post Loan Documents, the proceeds of the Stock of HRC shall be allocated as set forth in the Intercreditor Agreement. To the extent any of such proceeds are available to be applied to the Obligations, (A) so long as no Event of Default shall have occurred and be continuing, such proceeds shall be applied, first, to the outstanding principal amount of Revolver D Advances until paid in full, second, to the outstanding principal amount of Revolver C Advances until paid in full, third, to the outstanding principal amount of Revolver B Advances until paid in full, and fourth, to the outstanding principal amount of Revolver A Advances and to cash collateral in an amount equal to 105% of the then extant Letter of Credit Usage until paid in full, and (B) if an Event of Default shall have occurred and be continuing, such proceeds shall be applied in the manner set forth in set forth in Section 2.4(b)(i).

     2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Section 2.1 or
Section 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1 or Section 2.12, as applicable (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). The foregoing notwithstanding, any optional Overadvance made pursuant to Section 2.3(i) shall be repaid in accordance with the terms of a written agreement between Agent and Borrower (if such an agreement is made) or on demand, as applicable. In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

               (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a Revolver A Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Rate Revolver A Margin, (ii) if the relevant Obligation is a Revolver B Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Rate Revolver B Margin,
(iii) if the relevant Obligation is a Revolver B Advance that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Revolver B Margin, (iv) if the relevant Obligation is a Revolver C Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Rate Revolver C Margin, (v) if the relevant Obligation is a Revolver C Advance that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Revolver C Margin, (vi) if the relevant Obligation is a Revolver D Advance, at a per annum rate equal to the Base Rate plus the Applicable Revolver D Margin, and (vii) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Revolver A Margin.

          The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest on the Daily Balance thereof at a per annum rate less than 3.25%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (b) Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to the Applicable Letter of Credit Fee Percentage per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                    (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

                    (ii) the Letter of Credit fee provided for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

               (d) Payment. Except as provided to the contrary in Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the reduction of the Revolver B Maximum Amount, the Revolver C Maximum Amount, and the Revolver D Maximum Amount) to Borrower's Loan Account, which amounts thereafter shall constitute Revolver A Advances hereunder and shall accrue interest at the rate then applicable to Revolver A Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Revolver A Advances hereunder and shall accrue interest at the rate then applicable to Revolver A Advances that are Base Rate Loans hereunder.

               (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

               (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7  Cash Management.

               (a) Borrower shall and shall cause each of the Restricted Subsidiaries to (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its and the Restricted Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

               (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrower, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account. Subject to the mandatory prepayment provisions set forth in Section 2.4, (i) at any time that no Event of Default has occurred and is continuing and there are outstanding Revolver A Advances, Agent, in accordance with Section 2.8, shall apply to such outstanding Revolver A Advances all amounts that have been swept from a Cash Management Account to the Agent's Account, and (ii) at any time that no Event of Default has occurred and is continuing and there are no Revolver A Advances outstanding, Agent shall transfer to the Designated Account on a daily basis all amounts that have been swept from a Cash Management Account to the Agent's Account.

               (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower (or a Restricted Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrower (or a Restricted Subsidiary, as applicable) shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or

Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

               (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower hereby grants a Lien to Agent.

     2.8 Crediting Payments. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

     2.9 Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 Fees. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

               (a) Unused Line Fee. On the first day of each calendar quarter during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the result of (i) the Revolver A Maximum Amount, less
(ii) the sum of (A) the average Daily Balance of Revolver A Advances, Revolver B Advances, Revolver C Advances, and Revolver D Advances that were outstanding during the immediately preceding quarter, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding quarter; provided that if this Agreement is terminated on any date that is not the first day of a calendar quarter, the ratable portion of the foregoing fee that has accrued through the date of termination shall be payable on the date of termination,

               (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

               (c) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent, (ii) if implemented, a fee of $850 per day, per applicable individual, plus out-of-pocket expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral, or any portion thereof, performed by personnel employed by Agent, and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrower's or its Subsidiaries' business valuation.

     2.12 Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

               (i) the Letter of Credit Usage would exceed Borrowing Base A less the then extant amount of outstanding Revolving A Advances, or

               (ii)   the Letter of Credit Usage would exceed $5,000,000, or

               (iii) the Letter of Credit Usage would exceed the Revolver A Maximum Amount less the then extant amount of the sum of the outstanding Revolver A Advances, Revolver B Advances, Revolver C Advances, and Revolver D Advances .

          Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the next following Business Day, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be a Revolver A Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Revolver A Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be a Revolver A Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Revolver A Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

               (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver A Commitment agrees to fund its Pro Rata Share of any Revolver A Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Revolver A Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

               (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Underlying Issuer, the Issuing Lender, or any other member of the Lender Group.

               (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

               (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the usage charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

               (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13 LIBOR Option.

               (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Revolver A Advances, Revolver B Advances, and Revolver C Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Revolver A Advances, Revolver B Advances, or Revolver C Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

               (b)  LIBOR Election.

               (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Revolver A Advances, Revolver B Advances, or Revolver C Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR

          Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of
          (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

               (iii) Borrower shall have not more than 8 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

               (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrower's and its Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold

Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

               (d)  Special Provisions Applicable to LIBOR Rate.

               (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender
          (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

               (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR
Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     2.15 Designated Senior Debt. The Lender Group and Borrower agree that the Obligations constitute "Designated Senior Debt" as defined in and for all purposes under the Subordinated Notes Indenture.

3. CONDITIONS; TERM OF AGREEMENT.

     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

               (a)  the Closing Date shall occur on or before October 10, 2003;

               (b) Agent shall have received a UCC Filing Authorization Letter, duly executed by Borrower and each Guarantor, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

               (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

               (i)    the Affiliate Subordination Agreement,

               (ii)   the Cash Management Agreements,

               (iii)  the Control Agreements,

               (iv)   the Disbursement Letter,

               (v)    the Fee Letter,

               (vi)   the Guarantor Security Agreement,

               (vii)  the Guaranty,

               (viii) the Holding Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, (ix) the Intercompany Subordination Agreement,

               (x)    the Intercreditor Agreement,

               (xi)   the Temecula Mortgage,

               (xii)  the Officers' Certificate,

               (xiii) the Patent Security Agreement,

               (xiv) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries (or an agreement by the Existing Agent to deliver such documentation upon receipt of payment in full of the Indebtedness under the Existing Credit Agreement or, in the case of UCC termination statements, authorization for Agent to file UCC termination statements upon receipt of such payment),

               (xv) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and

               (xvi)  the Trademark Security Agreement;

               (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

               (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

               (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

               (g) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the state of Illinois and the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

               (h) Agent shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;]

               (i) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

               (j) Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

               (k) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

               (l) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

               (m) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent;

               (n) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower and its Subsidiaries have been timely filed and all taxes upon Borrower and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (o) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

               (p) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's and its Subsidiaries books and records and verification of Borrower's representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, and (ii) an inspection of each of the locations where Borrower's and its Subsidiaries' Inventory is located, the results of which shall be satisfactory to Agent;

               (q) Agent shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Agent in its sole discretion;

               (r) Agent shall have received an appraisal of the Liquidation Percentage applicable to Borrower's and its Subsidiaries' Inventory and an appraisal of Borrower's and its Subsidiaries' Equipment, the results of which shall be satisfactory to Agent;

               (s) Agent shall have received Borrower's Closing Date Business Plan;

               (t) Borrower shall have paid all Lender Group Expenses incurred and billed in connection with the transactions evidenced by this Agreement;

               (u) Agent shall have received (i) an appraisal of the Real Property Collateral reasonably satisfactory to Agent, and (ii) a mortgagee title insurance policy (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent ("Mortgage Policy") in an amount not to exceed the fair market value of the Real Property Collateral assuring Agent that the Temecula Mortgage is a valid and enforceable first priority mortgage Lien on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policy otherwise shall be in form and substance reasonably satisfactory to Agent;

               (v) Agent shall have received a phase-I environmental report with respect to each parcel composing the Real Property Collateral; the environmental consultants retained for such reports, the scope of the reports, and the results thereof shall be reasonably acceptable to Agent;

               (w) The Subordinated Convertible Notes shall have been amended or re-issued to extend the maturity date thereof to March 31, 2008, and Agent shall have received copies of such amendments or re-issued notes certified by the chief financial officer of Borrower;

               (x) The Senior Notes shall have been amended or re-issued to extend the maturity date thereof to March 31, 2008, and Agent shall have received copies of such amendments or re-issued notes certified by the chief financial officer of Borrower;

               (y) The HRC Notes shall have been amended or re-issued to extend the maturity date thereof to March 31, 2008, and Agent shall have received copies of such amendments or re-issued notes certified by the chief financial officer of Borrower;

               (z) The agreements governing the Borrower Preferred Stock and the Holding Preferred Stock shall have been amended to extend the period of time within which cash dividends are not paid thereunder in a manner satisfactory to Agent, and Agent shall have received copies of such amendments certified by the chief financial officer of Borrower;

               (aa) The conditions precedent to the initial extension of credit set forth in Section 3.1 of the Post Loan Agreement shall have been satisfied, and the lenders under the Post Loan Agreement shall have concurrently funded the initial loans thereunder;

               (bb) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

               (cc) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

     3.2 Conditions Subsequent to the Initial Extension of Credit. Borrower shall use its best efforts to cause the execution and delivery to Agent of a Collateral Access Agreement with respect to the Bonded Logistics warehouse in Charlotte, North Carolina within 90 days of the Closing Date. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

               (a) within 30 days of the Closing Date, deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

               (b) within 30 days of the Closing Date, Agent shall have received a certificate of status with respect to Borrower issued by the appropriate officer of the state of Illinois which certificate shall indicate that Borrower is in good standing in Illinios; and

               (c) within 90 days of the Closing Date, Agent shall have received Collateral Access Agreements with respect to the Specified Locations.

     3.3 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

               (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates; and

               (d)  no Material Adverse Change shall have occurred.

     3.4 Term. This Agreement shall continue in full force and effect for a term ending on October 1, 2007 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). No termination of this Agreement, however, shall relieve or discharge Borrower or its Subsidiaries of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are requested by Borrower to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

     3.6 Early Termination by Borrower. Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by making payment in full to Agent of the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders) to Agent, measured as of the date of such termination. The foregoing to the contrary notwithstanding, (a) in the event that any termination of this Agreement by Borrower pursuant to the first sentence of this Section 3.6 occurs as a result of a refinancing by a commercial banking unit of Wells Fargo and the outstanding Obligations are paid in full by Borrower out of the proceeds from such refinancing, then the Applicable Prepayment Premium shall be zero, and
(b) in the event that any termination of this Agreement by Borrower pursuant to the first sentence of this Section 3.6 occurs as a result of or in connection with an initial public offering of Borrower's Stock or a sale of all or substantially all of Borrower's assets or Stock, in one or a series of related transactions, and the outstanding Obligations are paid in full by Borrower out of the proceeds from any such transaction, then the Applicable Prepayment Premium shall be reduced by 50%.

4. CREATION OF SECURITY INTERESTS.

     4.1  Grant of Security Interest.

               (a) Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.

               (b) The Agent's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 Negotiable Collateral. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

     4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that Borrower's Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect Borrower's Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, and for Post and the lenders under the Post Loan Documents, as their trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by Borrower or its Subsidiaries.

     4.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

               (a) Borrower authorizes Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

               (b) If Borrower or the Restricted Subsidiaries acquire any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which Borrower or the Restricted Subsidiary, as applicable, shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a "Commercial Tort Claim Assignment").

               (c) At any time upon the request of Agent, Borrower shall execute or deliver to Agent, and shall cause the Restricted Subsidiaries to execute or deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of Borrower and the Restricted Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrower shall (i) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or the Restricted Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrower or the Restricted Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's or the applicable Restricted Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's or the Restricted Subsidiaries' Accounts, (d) endorse Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's or the Restricted Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

     4.6 Right to Inspect. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower's and its Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided that so long as no Triggering Event has occurred, (a) Borrower shall not be required to pay for more than 2 inspections/audits of the Collateral per year and (b) appraisals of the Collateral shall be conducted no more frequently than once per year.

     4.7 Control Agreements. Borrower agrees that it will not, and will not permit the Restricted Subsidiaries to, transfer assets out of any of their Deposit Accounts or Securities

Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower and the Restricted Subsidiaries may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as Borrower (or a Restricted Subsidiary, as applicable), Agent, and the substitute bank or securities intermediary have entered into a Control Agreement. Borrower agrees that it will and will cause the Restricted Subsidiaries to take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5. REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1 No Encumbrances. Borrower and the Restricted Subsidiaries have good and indefeasible title to their personal property assets and good and marketable title to their Real Property, in each case, free and clear of Liens except for Permitted Liens.

     5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

     5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from known defects. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

     5.4 Equipment. All of the Equipment of Borrower and the Restricted Subsidiaries is used or held for use in their business and is fit for such purposes, ordinary wear and tear excepted.

     5.5 Location of Inventory and Equipment. The Inventory and Equipment of Borrower and the Restricted Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9).

     5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and the Restricted Subsidiaries' Inventory and the book value thereof.

     5.7 State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number; Commercial Tort Claims.

               (a) The jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on Schedule 5.7(a).

               (b) The chief executive office of Borrower and each of its Subsidiaries is located at the address indicated on Schedule 5.7(b) (as such Schedule may be updated pursuant to Section 6.9).

               (c) Borrower's and each of its Subsidiaries' FEIN and organizational identification number, if any, are identified on Schedule 5.7(c).

               (d) As of the Closing Date, Borrower and the Restricted Subsidiaries do not hold any commercial tort claims, except as set forth on
Schedule 5.7(d).

     5.8  Due Organization and Qualification; Subsidiaries.

               (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change; provided that until such time as the condition subsequent set forth in Section 3.2(b) is satisfied, it is hereby acknowledged that Borrower is not qualified to do business in the state of Illinois.

               (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

               (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of the Restricted Subsidiaries and HRC, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     5.9  Due Authorization; No Conflict.

               (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

               (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

               (c) Other than the filing of financing statements and the recordation of the Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental

Authority, other than consents or approvals that have been obtained and that are still in force and effect.

               (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Agent's Liens are validly created, perfected, and first priority (except as contemplated by the Intercreditor Agreement) Liens, subject only to Permitted Liens.

               (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

               (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

               (h) Other than the filing of financing statements and the recordation of the Mortgages, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

               (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to Borrower and its Subsidiaries that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

     5.12  Fraudulent Transfer.

               (a) Borrower and the Restricted Subsidiaries, taken as a whole, are Solvent.

               (b) No transfer of property is being made by Borrower or its Subsidiaries and no obligation is being incurred by Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries.

     5.13 Employee Benefits. None of Borrower, any of the Restricted Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, none of Borrower's or the Restricted Subsidiaries' assets has ever been used by Borrower, the Restricted Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of applicable Environmental Law, except for any such violation that reasonably could not be expected to result in a Material Adverse Change, (b) to Borrower's knowledge, none of Borrower's or the Restricted Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor any of the Restricted Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or the Restricted Subsidiaries, and (d) neither Borrower nor the Restricted Subsidiaries has received any unresolved summons, citation, notice, or directive from the Environmental Protection

Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment that allegedly is in violation of applicable Environmental Law.

     5.15 Brokerage Fees. Neither Borrower nor any of the Restricted Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower or the Restricted Subsidiaries in connection herewith.

     5.16 Intellectual Property. Borrower and the Restricted Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of their business as currently conducted. Attached hereto as Schedule 5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or one of the Restricted Subsidiaries is the owner or is an exclusive licensee.

     5.17 Leases. Borrower and the Restricted Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by Borrower or the Restricted Subsidiaries exists under any of them.

     5.18 Deposit Accounts and Securities Accounts. Set forth on Schedule 5.18 are all of Borrower's and the Restricted Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents, but excluding any Projections) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower's good faith best estimate of its and its Subsidiaries future performance for the periods covered thereby.

     5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     5.21 Subordinated Notes Indenture. The Obligations are "Senior Debt" (as defined in the Subordinated Notes Indenture) and, therefore, the repayment of the Subordinated Notes is subordinated to the prior payment in full in cash of the Obligations to the extent and in the manner provided in Article 10 of the Subordinated Notes Indenture. The Indebtedness owing to the Lender Group under the Loan Documents is "Permitted Debt" (as defined in the Subordinated Notes Indenture). The defined term "Credit Facility" (as defined in the Subordinated Notes Indenture) includes the credit facility evidenced by this Agreement and the other Loan Documents.

     5.22 CFCs. As of the Closing Date, none of Borrower's Restricted Subsidiaries that are CFCs could execute and deliver guaranties of the Obligations or grant Liens in their assets to secure the Obligations without creating a tax obligation under Section 956 of the IRC.

6.   AFFIRMATIVE COVENANTS.

           Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower shall and shall cause each of the Restricted Subsidiaries to do all of the following:

     6.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries' Inventory.

     6.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

================================================================================
Weekly (If a        (a)  a sales journal, collection journal, and credit
Triggering Event    register since the last such schedule, a report regarding
occurs, Agent, in   credit memoranda that have been issued since the last such
its sole            report, and a calculation of Borrowing Base A as of such
discretion, may     date, and
require that the
reports             (b)  notice of all claims, offsets, or disputes asserted by referenced in (a),  Account Debtors with respect to Borrower's and the
(b) and (c) be      Restricted Subsidiaries' Accounts,
delivered more
frequently than     (c)  Inventory reports specifying the cost of Borrower's and
weekly)             the Restricted Subsidiaries' Inventory, by category,

                    (d) a detailed aging, by total, of the Accounts of Borrower,

                    (e)  a detailed report regarding all transfers of cash from
                    Borrower to the Mexican Subsidiaries and the amount of cash on hand of each Mexican Subsidiary.
--------------------------------------------------------------------------------
Monthly (not        (f)  a detailed calculation of Borrowing Base A (including
later than the      detail regarding those Accounts of Borrower that are not
10th day of each    Eligible Accounts),
month)
                    (g) a detailed aging, by total, of the Accounts of Borrower, together with a reconciliation to the detailed calculation of Borrowing Base A previously provided to Agent,

                    (h) a summary aging, by vendor, of Borrower's and the Restricted Subsidiaries' accounts payable and any book overdraft,

                    (i) a detailed report regarding Borrower and the Restricted Subsidiaries' cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash, and

                    (j)  a calculation of Dilution for the month most recently ended.
--------------------------------------------------------------------------------
Quarterly           (k)  a detailed list of Borrower's and the Restricted
                    Subsidiaries' customers, and

                    (l)  a report regarding Borrower's and the Restricted
                    Subsidiaries' accrued, but unpaid, ad valorem taxes.
--------------------------------------------------------------------------------
Upon request by     (m)  copies of invoices in connection with Borrower's and
Agent               the Restricted Subsidiaries' Accounts, credit memos,
                    remittance advices, deposit slips, shipping and delivery
                    documents in connection with Borrower's and the Restricted
                    Subsidiaries' Accounts and, for Inventory
================================================================================

================================================================================
                    and Equipment acquired by Borrower or the Restricted Subsidiaries, purchase orders and invoices, and

                    (n) such other reports as to the Collateral or the financial condition of Borrower and the Restricted Subsidiaries, as Agent may request.
================================================================================

          In addition, Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

               (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Borrower's fiscal quarters) after the end of each month during each of Borrower's fiscal years,

               (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and the Restricted Subsidiaries' operations during such period,

               (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                    (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the consolidated financial condition of Borrower and the Restricted Subsidiaries, and

                    (B) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

               (iii) for each month that is the date on which a financial covenant in Section 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.18,

               (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, consolidated and consolidating financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

               (c) as soon as available, but in any event prior to the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

               (d)   if and when filed by Borrower,

               (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

               (ii)  any other filings made by Borrower with the SEC,

               (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

               (iv) any other information that is provided by Borrower to its shareholders generally,

               (e) if and when filed by Borrower or its Subsidiaries and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) Borrower or its Subsidiaries conducts business or is required to pay any such excise tax, (ii) where Borrower's or its Subsidiaries' failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower or its Subsidiaries, or (iii) where Borrower's or its Subsidiaries' failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

               (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

               (g) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Borrower or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which, if determined adversely to Borrower or such Subsidiary, reasonably could be expected to result in a Material Adverse Change,

               (h) promptly after receipt thereof, any notices, complaints, orders, or other communications from the U.S. Food and Drug Administration with respect to any material violation of or non-compliance with regulations applicable to Borrower or its Subsidiaries or permits or licenses held by Borrower or its Subsidiaries, and

               (i) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

          In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees to cooperate with Agent to allow Agent to consult with its independent certified public accountants if Agent reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower or its Subsidiaries Agent reasonably may request, provided , in all cases, that Borrower shall have received notice of any such proposed consultation and have the right to be present at such consultation.

     6.4 Guarantor Reports. Cause each Guarantor to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Borrower's financial statements, and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

     6.5 Returns. Cause returns and allowances, as between Borrower and the Restricted Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement; provided that Borrower may change such customary practices with the written consent of Agent, which shall not be unreasonably withheld or delayed (it being understood that any deviation from such customary practices without the consent of Agent shall be subject to Agent's right to establish reserves under Section 2.1(e)).

     6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

     6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower and its Subsidiaries have made such payments or deposits.

     6.8  Insurance.

               (a) At Borrower's expense, maintain insurance respecting its and its Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance involving Borrower or the Restricted Subsidiaries shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

               (b) Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $250,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss in an amount that is less than $250,000 under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be disbursed to Borrower under staged payment terms reasonably satisfactory to Agent for application to the cost of repairs, replacements, or restorations, unless an Event of Default shall have occurred and be continuing in which event, at the option of the Required Lenders, such payment may be applied to the repayment of the Obligations. Any monies received as payment for any loss in an amount that is equal to or greater than $250,000 under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Agent for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

               (c) Borrower will not and will not suffer or permit the Restricted Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

     6.9 Location of Inventory and Equipment. Keep Borrower's and the Restricted Subsidiaries' Inventory and Equipment only at the locations identified on Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Borrower may amend Schedule 5.5 and Schedule 5.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides Agent a Collateral Access Agreement with respect thereto.

     6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     6.11 Leases. Pay when due all rents and other amounts payable under any material leases to which Borrower or any of the Restricted Subsidiaries is a party or by which Borrower's or any such Restricted Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12 Existence. At all times preserve and keep in full force and effect Borrower's and the Restricted Subsidiaries valid existence and good standing and any rights and franchises material to their businesses.

     6.13 Environmental.

               (a) Keep any property either owned or operated by Borrower or the Restricted Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or the Restricted Subsidiaries and take any Remedial Actions required under any applicable Environmental Law to abate such release, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or the Restricted Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or the Restricted Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

     6.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

     6.15 Formation of Subsidiaries. At the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect domestic Subsidiary after the Closing Date (excluding Unrestricted Subsidiaries), Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Agent a joinder to the Guaranty and the Guarantor Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate UCC-1 financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or UCC-1 financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

     6.16 Amendment of Preferred Stock. Cause the agreements governing the Borrower Preferred Stock and the Holding Preferred Stock to be amended on an annual basis, beginning in the first quarter of 2004, to extend the period of time within which cash dividends are not paid thereunder for an additional year.

7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will not and will not permit any of the Restricted Subsidiaries to do any of the following:

     7.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

               (b)   Indebtedness set forth on Schedule 5.20,

               (c)   Permitted Purchase Money Indebtedness,

               (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness (this requirement being deemed satisfied if the terms and conditions of any such refinancing, renewal, or extension are the same as or more favorable than the terms in the Indebtedness being refinanced, renewed or extended), (ii) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

               (e) endorsement of instruments or other payment items for deposit,

               (f)   Indebtedness composing Permitted Investments,

               (g)   Indebtedness of Borrower evidenced by the Subordinated
Notes,

               (h) Indebtedness of Borrower evidenced by the Subordinated Convertible Notes,

               (i)   Indebtedness of Borrower evidenced by the Senior Notes,

               (j)   Indebtedness of HRC evidenced by the HRC Notes,

               (k) Indebtedness of Borrower and the Guarantors to the lenders under the Post Loan Documents in an aggregate principal amount not to exceed $32,000,000, and

               (l) other unsecured Indebtedness not to exceed $1,500,000 outstanding at any time.

Notwithstanding the foregoing, Borrower agrees that the Unrestricted Subsidiaries shall not provide any guarantees of the obligations under the Post Loan Agreement.

     7.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3  Restrictions on Fundamental Changes.

               (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

               (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

               (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets.

     7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's or the Restricted Subsidiaries' assets.

     7.5 Change Name. Change Borrower's or any of the Restricted Subsidiaries' names, FEINs, organizational identification number, state of organization or organizational identity; provided, however, that Borrower or any of the Restricted Subsidiaries may change their names upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, Borrower or the Restricted Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's Liens.

     7.6 Nature of Business. Make any change in the principal nature of its or their business.

     7.7 Prepayments and Amendments. Except in connection with a refinancing permitted by Section 7.1(d),

               (a) prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or the Restricted Subsidiaries, other than the Obligations in accordance with this Agreement; provided that the Indebtedness under the Post Loan Agreement (i) may be prepaid to the extent of any mandatory prepayment obligations described in the Post Loan Agreement as in effect as of the date of this Agreement and (ii) may revolve in accordance with the terms of the Post Loan Agreement as in effect as of the date of this Agreement, or

               (b) directly or indirectly, amend, modify, alter, increase, or change in any respect that may be adverse to the Lender Group any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1(b),
(c), (g), (h), (i), (j), or (k).

     7.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.9 Consignments. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.10 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock or with respect to dividends on Borrower's 111/2% Senior PIK Preferred Stock, such preferred Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

     7.11 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or the Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Borrower's and the Subsidiaries' financial condition.

     7.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and the Restricted Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $1,000 at any one time unless Borrower or the Restricted Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments. Subject to the foregoing proviso, Borrower shall not and shall not permit the Restricted Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

     7.13 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

     7.14 Suspension. Suspend or go out of a substantial portion of its or their business.

     7.15 [Intentionally Omitted].

     7.16 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or pursuant to the Existing Credit Agreement, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

     7.17 Inventory and Equipment with Bailees. Except as provided on Schedule 5.5, store the Inventory or Equipment of Borrower or the Restricted Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party without Agent's prior written consent.

     7.18 Financial Covenants.

               (a)   Fail to maintain or achieve:

               (i) Minimum EBITDA. EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:
--------------------------------------------------------------------------------
  Applicable Amount                Applicable Period
--------------------------------------------------------------------------------
$       5,000,000                For the 1 quarter period
                               ending September 30, 2003
--------------------------------------------------------------------------------
$      10,000,000                For the 2 quarter period
                               ending December 31, 2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$      16,500,000                For the 3 quarter period
                                 ending March 31, 2004
--------------------------------------------------------------------------------
$      23,000,000                For the 4 quarter period
                                 ending June 30, 2004
--------------------------------------------------------------------------------
$      24,500,000                For the 4 quarter period
                               ending September 30, 2004
--------------------------------------------------------------------------------
$      25,000,000                For the 4 quarter period
                         ending December 31, 2004 and each 4 quarter period
                          ending at the end of a calendar quarter thereafter
--------------------------------------------------------------------------------

               (b)   Make:

               (i) Capital Expenditures. Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

------------------------------------------------------------------------
Fiscal Year   Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year
2003          2004           2005           2006           2007
------------------------------------------------------------------------
$ 6,500,000   $  9,000,000   $ 10,000,000   $ 11,000,000   $  11,000,000
------------------------------------------------------------------------

          ; provided that the foregoing notwithstanding, Borrower may elect to make Capital Expenditures during its 2003 fiscal year that exceed $6,500,000 up to a maximum of $7,500,000, but in such event the amount permitted above for its 2004 fiscal year shall be reduced by an amount equal to the actual amount of Borrower's Capital Expenditures during fiscal year 2003 minus $6,500,000; provided, further, that any unused portion of the amount of Capital Expenditures permitted during any fiscal year may be carried over and added to the maximum amount allowed for the next succeeding fiscal year (but not to any subsequent fiscal year).

     7.19 Payments on Affiliate Notes. Make any payments of principal or cash payments of interest to the holders of the Subordinated Convertible Notes, the Senior Notes, or the HRC Notes.

     7.20 Limitation on Indebtedness of Unrestricted Subsidiaries. Permit the Unrestricted Subsidiaries to create, incur, assume, or suffer to exist any Indebtedness if, after giving pro forma effect to the incurrence of any such Indebtedness as of the last day of the then most recently ended fiscal quarter for which Borrower has delivered to Agent financial statements with respect to the Unrestricted Subsidiaries, the aggregate principal amount of the Indebtedness of the Unrestricted Subsidiaries would exceed the result of 5 times the Unrestricted Subsidiaries TFQ EBITDA, determined as of such date.

8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

     8.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement beyond any specified cure or grace period applicable thereto contained in this Agreement or in any of the other Loan Documents;

     8.3 If any material portion of Borrower's or any of the Restricted Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

     8.4 If an Insolvency Proceeding is commenced by Borrower or any of the Restricted Subsidiaries;

     8.5 If an Insolvency Proceeding is commenced against Borrower, or any of the Restricted Subsidiaries, and any of the following events occur: (a) Borrower or such Restricted Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder,
(d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of the Restricted Subsidiaries, or
(e) an order for relief shall have been entered therein;

     8.6 If Borrower or any of the Restricted Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of the Restricted Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of the Restricted Subsidiaries' assets and the same is not paid before such payment is delinquent;

     8.8 If one or more judgments or other claims involving an aggregate amount of $500,000, or more, becomes a Lien or encumbrance upon any material portion of Borrower's or any Restricted Subsidiary's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower or such Restricted Subsidiary;

     8.9 (a) If there is a default in one or more agreements to which Borrower is a party with one or more third Persons relative to Borrower's Indebtedness involving an aggregate amount of $750,000, or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder, or

          (b) If there is a default in any other agreement to which Borrower is a party with one or more third Persons and such default results in a right by such third Person(s), irrespective of whether exercised, to terminate such agreement and such termination could reasonably be expected to result in a Material Adverse Change;

     8.10 If Borrower or any of the Restricted Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.11 If any warranty, representation, statement, or Record made to the Lender Group by Borrower, the Restricted Subsidiaries, or any officer, employee, agent, or director of Borrower or any of the Restricted Subsidiaries is inaccurate in any material respect as of the date made or deemed made;

     8.12 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

     8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

     8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or the Restricted Subsidiaries, or a proceeding shall be commenced by Borrower or the Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over Borrower or the Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Borrower or the Restricted Subsidiaries shall deny that Borrower or the Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document.

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall, subject to the terms of the Intercreditor Agreement, do the same on behalf of the Lender Group), all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Borrower's Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

               (e) Cause Borrower to hold all of its returned Inventory in trust for the Lender Group and segregate all such Inventory from all other assets of Borrower or in Borrower's possession;

               (f) Without notice to or demand upon Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

               (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

               (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

               (k) Agent shall give notice of the disposition of the Borrower Collateral as follows:

               (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

               (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

               (l) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

               (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

               (n) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

; provided, however, that upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

     9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

     11.2 The Lender Group's Liability for Borrower Collateral. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

     11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower's and its Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such

Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

          If to Borrower:     HUDSON RESPIRATORY CARE, INC.
                              27711 Diaz Road
                              Temecula, California 92589
                              Attn:    Chief Financial Officer
                              Fax No. (909) 699-8462

          with copies to:     BINGHAM MCCUTCHEN
                              355 South Grand Avenue
                              Los Angeles, California 90071-3106
                              Attn:  Roger Lustberg, Esq.
                              Fax No. (213) 680-6499

          If to Agent:        WELLS FARGO FOOTHILL, INC.
                              2450 Colorado Avenue
                              Suite 3000 West
                              Santa Monica, California  90404
                              Attn: Business Finance Manager
                              Fax No. (310) 453-7413

          with copies to:     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                              515 South Flower Street, 25th Floor
                              Los Angeles, California 90071
                              Attn:  John Francis Hilson, Esq.
                              Fax No. (213) 627-0705

                        Attn: John Francis Hilson, Esq.
                        Fax No. (213) 627-0705

          Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

               (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

               (c) BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR

CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1  Assignments and Participations.

               (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

               (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Article 16 and Section 17.8 of this Agreement.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon Agent's receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
(iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of
Section 17.8, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

               (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

               (a)  increase or extend any Commitment of any Lender,

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

               (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

               (d) change the percentage of the Commitments that is required to take any action hereunder,

               (e) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

               (f)  release Collateral other than as permitted by Section 16.12,

               (g) change the definition of "Required Lenders" or "Pro Rata Share",

               (h)  contractually subordinate any of the Agent's Liens,

               (i) release Borrower or any Guarantor from any obligation for the payment of money under or pursuant to this Agreement or any other Loan Document,

               (j) change the definitions of Borrowing Base A, Borrowing Base B, Borrowing Base C, Eligible Accounts, Eligible Inventory, Revolver A Maximum Amount, Revolver B Maximum Amount, Revolver C Maximum Amount, Revolver D Maximum Amount or change Section 2.1(e), or

               (k)  amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

     15.2  Replacement of Holdout Lender.

               (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

               (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of

Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

     15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.  AGENT; THE LENDER GROUP.

     16.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 (other than the proviso to Section 16.11(e))are solely for the benefit of Agent, and the Lenders, and Borrower and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     16.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

     16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to

Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     16.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     16.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other

Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrower and its Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     16.8 Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

     16.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

     16.11 Withholding Taxes.

               (a) If any Lender is a "foreign person" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

               (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

               (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

               (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

               (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such

Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

               (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

               (e) All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     16.12 Collateral Matters.

               (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries owned no interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13 Restrictions on Actions by Lenders; Sharing of Payments.

               (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

               (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

     16.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

     16.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

               (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

               (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.8, and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     16.19 Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings") only has represented and only shall represent WFF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Paul Hastings does not represent it in connection with any such matters.

17.  GENERAL PROVISIONS.

     17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

     17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5 Amendments in Writing. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders) and Borrower.

     17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     17.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower and Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.8 Confidentiality. The Agent and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.8,
(c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents, and (h) to Post and the lenders under the Post Loan Agreement. The provisions of this Section 17.8 shall survive for 2 years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto. Agent and the Lenders may deliver to Post and the lenders under the Post Loan Agreement any field audits, examination reports or appraisals with respect to Borrower.

     17.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                          [Signature pages to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        HUDSON RESPIRATORY CARE INC.,
                                        a California corporation


                                        By:
                                            ------------------------------------
                                        Title:


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By:
                                            ------------------------------------
                                        Title:

                                  Schedule A-1
                                  ------------
                                 Agent's Account

          An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New
York 10004, ABA #021000021.

                                  Schedule C-1
                                  ------------
                                   Commitments

=========================================================================================
    Lender        Revolver A     Revolver B     Revolver C     Revolver D       Total
                  Commitment     Commitment     Commitment     Commitment     Commitment
                                (subline of    (subline of    (subline of
                                 Revolver A)    Revolver A)    Revolver A)
=========================================================================================
Wells Fargo
Foothill, Inc.   $ 30,000,000   $  2,400,000   $  5,600,000   $  6,000,000   $ 30,000,000
=========================================================================================

=========================================================================================

=========================================================================================
All Lenders      $ 30,000,000   $  2,400,000   $  5,600,000   $  6,000,000   $ 30,000,000
=========================================================================================

                                  Schedule D-1
                                  ------------
                               Designated Account

          Account number _________ of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

          "Designated Account Bank" means ____________, whose office is located at _________, and whose ABA number is _______________.


                          -1-